                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

    Filed by the Registrant[X]
    Filed by a Party other than the Registrant [ ]
    Check the appropriate box:

    [X] Preliminary Proxy Statement                       [ ] Confidential, for Use of the Commission
                                                          Only (as permitted by Rule 14a-6(e)(2))

    [ ] Definitive Proxy Statement

    [ ] Definitive Additional Materials

    [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          Quintel Communications, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

--------------------------------------------------------------------------------

     (4) Date filed:

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

                          QUINTEL COMMUNICATIONS, INC.
                              ONE BLUE HILL PLAZA
                             PEARL RIVER, NY 10965

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 12, 2000

     The Annual Meeting of Stockholders of Quintel Communications, Inc. (the "Company") will be held at the Company's Executive Offices, One Blue Hill Plaza, Pearl River, New York, on September 12, 2000 at 9:30 a.m. local time, to consider and act upon the following matters:

          1. To elect six directors to serve for the ensuing year.

          2. To ratify the selection by the Board of Directors of PricewaterhouseCoopers LLP as the Company's independent auditors for the current fiscal year.

          3. To ratify and approve the Company's Third Amended and Restated 1996 Stock Option Plan (the "Third Amended Plan"), amending the Company's Second Amended and Restated 1996 Stock Option Plan by increasing the maximum number of shares of the Company's Common Stock for which stock options may be granted thereunder from 2,850,000 to 4,850,000 shares.

          4. To amend the Company's Certificate of Incorporation, changing the name of the Company from Quintel Communications, Inc. to D2B, Inc.

          5. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record as of the close of business on July 27, 2000 will be entitled to notice of and to vote at the meeting or any adjournment thereof. The stock transfer books of the Company will remain open.

                                          By Order of the Board of Directors

                                          Andrew Stollman
                                          Secretary

Pearl River, New York
          , 2000

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. YOU MAY REVOKE THE PROXY AT ANY TIME BEFORE THE AUTHORITY GRANTED THEREIN IS EXERCISED.

                          QUINTEL COMMUNICATIONS, INC.
                              ONE BLUE HILL PLAZA
                             PEARL RIVER, NY 10965

          PROXY STATEMENT FOR THE 2000 ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 12, 2000

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Quintel Communications, Inc. (the "Company") for use at its 2000 Annual Meeting of Stockholders, to be held on September 12, 2000 at the Company's Executive Offices, One Blue Hill Plaza, Pearl River, New York, at 9:30 a.m. local time, and at any adjournment of that meeting (the "Annual Meeting"). All proxies will be voted in accordance with a stockholder's instructions and, if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before it is exercised by delivery of written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Annual Meeting.

     The Company intends to mail this Proxy Statement to stockholders on or
about           , 2000, to be accompanied by the Company's Annual Report to
Shareholders for the fiscal year ended November 30, 1999.

VOTING SECURITIES AND VOTES REQUIRED

     At the close of business on July 27, 2000, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 15,864,164 shares of Common Stock of the Company. Stockholders are entitled to one vote per share.

     The affirmative vote of the holders of a plurality of the shares of Common Stock present or represented at the Annual Meeting is required for election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the Annual Meeting is required for the ratification of the selection by the Board of Directors of PricewaterhouseCoopers LLP as the Company's independent auditors for the current fiscal year, the adoption of the Company's Third Amended and Restated 1996 Stock Option Plan and the amendment of the Company's Certificate of Incorporation changing the name of the Company to D2B, Inc. Shares of Common Stock represented in person or by proxy (including shares which abstain or do not vote for any reason with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Annual Meeting. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the number of shares present and entitled to vote with respect to any particular matter, but will not be counted as a vote in favor of such matter. Accordingly, an abstention from voting on a matter has the same legal effect as a vote against the matter. If a broker or nominee holding stock in "street name" indicates on the proxy that it does not have discretionary authority to vote as to a particular matter ("broker non-votes"), those shares will not be considered as present and entitled to vote with respect to such matter. Accordingly, a broker non-vote on a matter has no effect on the voting on such matter.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information, as of July 27, 2000, based upon information obtained from the persons named below, regarding beneficial ownership of the Company's Common Stock by (i) each current director and nominee for director of the Company, (ii) each executive officer of the Company named in the Summary Compensation Table set forth under the caption "Executive Compensation", below, (iii) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of its Common Stock and (iv) all executive officers and directors of the Company as a group.

                                                              NUMBER OF SHARES
NAME AND ADDRESS OF                                             BENEFICIALLY               PERCENT
BENEFICIAL OWNER(1)                                               OWNED(2)               OF CLASS (2)
-------------------                                        ----------------------        ------------
Jay Greenwald............................................        2,754,959(3)                17.2%
Jeffrey L. Schwartz......................................        2,592,279(4)                16.1
Michael G. Miller........................................        2,283,823(5)                14.3
Andrew Stollman..........................................        1,220,156(6)                 7.6
  767 Third Avenue
  New York, NY 10017
Jack Silver..............................................          813,200                    5.1
  660 Madison Avenue
  15th Floor
  New York, NY 10021
Edwin A. Levy............................................          112,500(7)                   *
  767 Third Avenue
  New York, NY 10017
Murray L. Skala..........................................           80,250(8)                   *
  750 Lexington Avenue
  New York, NY 10022
Lawrence Burstein........................................           56,250(9)                   *
  245 Fifth Avenue
  New York, NY 10016
All executive officers and directors as a group (9
  persons)...............................................        6,871,958(10)(11)           40.9%

---------------
  *  Less than 1% of the Company's outstanding shares.

 (1) Unless otherwise provided, such person's address is at the Company's executive offices, One Blue Hill Plaza, Pearl River, New York 10965.

 (2) The number of Shares of Common Stock beneficially owned by each person or entity is determined under the rules promulgated by the Securities and Exchange Commission (the "Commission"). Under such rules, beneficial ownership includes any shares as to which the person or entity has sole or shared voting power or investment power. The percentage of the Company's outstanding shares is calculated by including among the shares owned by such person or entity any shares which such person or entity has the right to acquire within 60 days after July 27, 2000. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of such shares.

 (3) Includes 194,414 shares of Common Stock issuable upon exercise of options held by Mr. Greenwald.

 (4) Includes 194,414 shares of Common Stock issuable upon exercise of options held by Mr. Schwartz.

 (5) Includes 58,615 shares of Common Stock issuable upon exercise of options held by Mr. Miller.

 (6) Includes 172,924 shares of Common Stock issuable upon exercise of options held by Mr. Stollman.

 (7) Represents shares of Common Stock issuable upon exercise of options held by Mr. Levy.

 (8) Includes 76,250 shares of Common Stock issuable upon exercise of options held by Mr. Skala.

 (9) Represents shares of Common Stock issuable upon exercise of options held by Mr. Burstein.

(10) Includes 22,230 shares of Common Stock issuable upon exercise of options held by Mr. Daniel Harvey, Chief Financial Officer of the Company, and 33,334 shares of Common Stock issuable upon exercise of options held by Mr. Joshua Gillon, Chief Investment Officer and General Counsel of the Company.

(11) Includes 862,316 shares of Common Stock issuable upon exercise of options held by the executive officers and directors of the Company. See footnotes
     (3), (4) and (6) through (10), above.

                             ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)

     The persons named in the enclosed proxy will vote to elect as directors the six nominees named below, unless authority to vote for the election of any or all of the nominees is withheld by marking the proxy to that effect. All of the nominees have indicated their willingness to serve, if elected, but if any nominee should be unable to serve, the proxies may be voted for a substitute nominee designated by management. Each director will be elected to hold office until the next annual meeting of stockholders or until his successor is elected and qualified. There are no family relationships between or among any officers or directors of the Company.

NOMINEES

     Set forth below for each nominee as a director of the Company is his name and age, position with the Company, principal occupation and business experience during at least the past five years and the date of the commencement of each director's term as a director.

                NAME                     AGE                             POSITION
                ----                   --------                          --------
Jeffrey L. Schwartz..................   51         Chairman of the Board and Chief Executive Officer
Jay Greenwald........................   36         President, Chief Operating Officer and Director
Andrew Stollman......................   35         Executive Vice President, Secretary and Director
Murray L. Skala......................   53         Director
Edwin A. Levy........................   63         Director
Lawrence Burstein....................   57         Director

     Jeffrey L. Schwartz has been Chairman and Chief Executive Officer of the Company since January 1995, Secretary/Treasurer from September 1993 to December 1994 and a director since inception of the Company in 1993. From January 1979 until May 1998, Mr. Schwartz was also Co-President and a director of Jami Marketing Services, Inc., a list brokerage and list management consulting firm, Jami Data Services, Inc., a database management consulting firm, and Jami Direct, Inc., a direct mail graphic and creative design firm (collectively, the "Jami Companies"). The Jami Companies were sold by the principals thereof in May 1998.

     Jay Greenwald has been President and Chief Operating Officer of the Company since January 1995, Vice President from August 1992 to December 1994 and a director since inception. From January 1991 to August 1992, Mr. Greenwald was Vice President of Newald Direct, Inc. and, from July 1990 to January 1991, President of Newald Marketing, Inc., companies engaged in direct response marketing.

     Andrew Stollman was Senior Vice President, Secretary and a director of the Company from January 1995 until February 15, 2000. On February 15, 2000, Mr. Stollman's title was changed to Executive Vice President. In addition, Mr. Stollman was the Company's President from September 1993 to December 1994. From August 1992 to June 1993, Mr. Stollman was a consultant to Cas-El, Inc., from November 1992 to June 1993, manager at Media Management Group, Inc., and from December 1990 to August 1992, national marketing manager for Infotrax Communications, Inc. and Advanced Marketing & Promotions, Inc., companies engaged in providing telephone entertainment services.

     Murray L. Skala has been a director of the Company since October 1995. Mr. Skala has been a partner in the law firm of Feder, Kaszovitz, Isaacson, Weber, Skala & Bass LLP since 1976. Mr. Skala is also a director of JAKKS Pacific, Inc., a publicly-held company in the business of developing, marketing and distributing children's toys.

     Edwin A. Levy has been a director of the Company since November 1995. Mr. Levy has been the Chairman of the Board of Levy, Harkins & Co., Inc., an investment advisor, since 1979, and is also a director of Coastcast Corp., a publicly-held company in the business of manufacturing golf club heads.

     Lawrence Burstein has been a director of the Company since April 1999. Since March 1996, Mr. Burstein has been Chairman of the Board and a principal shareholder of Unity Venture Capital Associates, Ltd., a private venture capital firm. For approximately ten years prior thereto, Mr. Burstein was the President, a director and principal stockholder of Trinity Capital Corporation, a private investment banking concern. Mr. Burstein is a director of five public companies, being, respectively, THQ, Inc., engaged in the development and sale of games for Sony and Nintendo game systems and software games for personal computers; Brazil Fast Food Corporation, which operates the second largest chain of fast food outlets in Brazil; CAS Medical Systems, Inc., engaged in the manufacture and marketing of blood pressure monitors and other medical products, principally for the neonatal market; The MNI Group, Inc., engaged in the marketing of specially formulated nutritional supplements; and Unity First Acquisition Corporation, a publicly-held acquisition vehicle, of which Mr. Burstein is also President.

     The Company has agreed, if so requested by the underwriter of the initial public offering of the Company's securities, Whale Securities Co., L.P. ("Whale"), to nominate and use its best efforts to elect a designee of Whale as a director of the Company or, at Whale's option, as a non-voting adviser to the Company's Board of Directors. The Company's officers, directors and four of its existing principal stockholders have agreed to vote their shares of Common Stock in favor of such designee. Whale has not yet exercised its right to designate such a person. Such right of designation of Whale is in effect until December 5, 2000.

     All directors hold office until the next annual meeting of stockholders and the election and qualification of their successors. Directors receive no cash compensation for serving on the Board of Directors other than reimbursement of reasonable expenses incurred in attending meetings. Directors who are not employees of the Company are compensated for their services and attendance at meetings through the grant of options pursuant to the Company's Stock Option Plan.

EXECUTIVE OFFICERS

     Officers are elected annually by the Board of Directors and serve at the direction of the Board of Directors. Three of the Company's executive officers, Jeffrey L. Schwartz, Jay Greenwald and Andrew Stollman, are also directors of the Company. Information with regard to such persons is set forth above under the heading "Nominees."

     The remaining executive officers are Joshua B. Gillon, Esq., the Company's Chief Investment Officer and General Counsel, and Mr. Daniel Harvey, the Company's Chief Financial Officer.

     Mr. Gillon, age 38, was appointed Chief Investment Officer and General Counsel of the Company in April 2000. From April 1999 through March 2000, Mr. Gillon served as the Project Director for Total Energy, Inc., a home heating oil industry consolidation. From February 1986 to March 1999, he was a partner at the law firm of Schneck, Weltman & Hashmall, LLP, specializing in mergers, acquisitions and securities law. From 1990 to 1996, he was associated with the law firm of Kronish Leib Weiner & Hellman, LLP, and from 1988 to 1990, he was associated with the law firm of Seward & Kissel, LLP.

     Mr. Harvey, age 41, has been Chief Financial Officer of the Company since January 1997. He joined the Company in September 1996. From November 1991 to August 1996, he was a Senior Manager with the accounting firm of Feldman, Gutterman, Meinberg & Co. Mr. Harvey is a Certified Public Accountant.

     The Company has obtained "key man" life insurance in the amount of $1,000,000 on each of the lives of Jeffrey L. Schwartz, Jay Greenwald and Andrew Stollman.

THE COMMITTEES

     The Board of Directors has an Audit Committee, a Compensation Committee and a Stock Option Committee. The Board of Directors does not have a Nominating Committee, and the usual functions of such a committee are performed by the entire Board of Directors.

     Audit Committee. The functions of the Audit Committee are to recommend to the Board of Directors the engagement of the independent accountants, review the audit plan and results of the audit engagement, review the independence of the auditors and review the adequacy of the Company's system of internal accounting controls. On June 13, 2000, the Board of Directors adopted a new Audit Committee Charter that complies with the new standards set forth in Securities and Exchange Commission regulations and Nasdaq's independent director and audit committee listing standards. These changes require, in part, that all companies listed on Nasdaq or that had applied for listing on Nasdaq prior to December 14, 1999, certify by June 14, 2000 that they have adopted a formal written Audit Committee Charter and that they will review and assess the adequacy of the charter on an annual basis. In addition, all of such companies must also certify that they comply, and will continue to comply, with the new Audit Committee structure and membership requirements set forth in such regulations and listing standards by June 14, 2001. The Company's new Audit Committee Charter is attached to this Proxy Statement as Appendix A. The current members of the Audit Committee are Messrs. Levy, Burstein and Skala.

     Compensation Committee. The function of the Compensation Committee is to make recommendations to the Board with respect to compensation of management employees. In addition, the Compensation Committee administers plans and programs, with the exception of the Company's stock option plans, relating to employee benefits, incentives and compensation. The current members of the Compensation Committee are Messrs. Skala and Burstein.

     Stock Option Committee. The Stock Option Committee determines the persons to whom options should be granted under the Company's stock option plans and the number of options to be granted to each person. The current members of the Stock Option Committee are Messrs. Levy and Burstein.

ATTENDANCE AT MEETINGS

     From December 1, 1998 through November 30, 1999, the Board of Directors, Stock Option Committee, Audit Committee and Compensation Committee each met or acted without a meeting pursuant to unanimous written consent six times, one time, one time and one time, respectively.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Murray L. Skala, a director of the Company, is a partner in the law firm of Feder, Kaszovitz, Isaacson, Weber, Skala & Bass LLP, the Company's attorneys ("Feder Kaszovitz"). The Company incurred charges from such firm of approximately $367,000 during the fiscal year ended November 30, 1999. Feder Kaszovitz continues to provide services to the Company during its current fiscal year. Its fees are based primarily on hourly rates. The Company believes that its relationship with such firm is on terms no less favorable to the Company than could have been obtained from unaffiliated third parties.

LEGAL PROCEEDINGS

     On or about May 4, 1998, a complaint entitled "Joseph Chalverus, on behalf of himself and all others similarly situated v. Quintel Entertainment, Inc., Jeffrey L. Schwartz and Daniel Harvey" was filed in the United States District Court for the Southern District of New York; subsequently, a complaint entitled "Richard M. Woodward, on behalf of himself and all others similarly situated v. Quintel Entertainment, Inc., Jeffrey L. Schwartz and Daniel Harvey" was filed in that same court, as was a complaint entitled "Dr. Michael Title, on behalf of himself and all others similarly situated v. Jeffrey L. Schwartz, Jay Greenwald, Claudia Newman Hirsch, Andrew Stollman, Mark Gutterman, Steven L. Feder, Michael
G. Miller, Daniel Harvey and Quintel Entertainment, Inc." (collectively, the "Complaints"). In addition to the Company, the defendants named in the Complaints are present and former officers and directors of the Company (the "Individual Defendants"). The plaintiffs seek to bring the actions on behalf of a purported class of all persons or entities who purchased shares of the Company's Common Stock from July 15, 1997 through October 15, 1997 and who were damaged thereby, with certain exclusions. The Complaints allege violations of Sections 10(b) and 20 of the Securities Exchange Act of 1934, and allege that the defendants made misrepresentations and omissions concerning the Company's financial results, operations and future prospects, in particular, relating to the Company's reserves for customer chargebacks and its business relationship with AT&T. The Complaints allege that the alleged misrepresentations and omissions caused the Company's Common Stock to trade at inflated prices, thereby damaging plaintiffs and the members of the purported class. The amount of damages sought by plaintiffs and the purported class has not been specified.

     On September 18, 1998, the District Court ordered that the three actions be consolidated, appointed a group of lead plaintiffs in the consolidated actions, approved the lead plaintiffs' selection of counsel for the purported class in the consolidated actions, and directed the lead plaintiffs to file a consolidated complaint. The consolidated and amended class action complaint ("Consolidated Complaint") which has been filed asserts the same legal claims based on essentially the same factual allegations as did the Complaints. On February 19, 1999, the Company and the Individual Defendants filed a motion to dismiss the Consolidated Complaint. The District Court has denied the motion to dismiss. The Company and the Individual Defendants have answered the Consolidated Complaint, denying all liability and raising various affirmative defenses. Discovery has commenced. The Company believes that the allegations in the Complaints are without merit, and intends to vigorously defend the consolidated actions. The Company maintains Directors, Officers and Corporate liability insurance which, the Company believes, should adequately cover damages, if any, that may arise under the Complaints. No assurance can be given, however, that the outcome of the consolidated actions will not have a materially adverse impact upon the results of operations and financial condition of the Company.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     To the best of the Company's knowledge, during the fiscal year ended November 30, 1999, (i) Mark Gutterman, Daniel Harvey and Michael Miller each untimely filed one report on Form 4, reporting one late transaction; (ii) Jeffrey L. Schwartz and Andrew Stollman each untimely filed two reports on Form 4, reporting two late transactions; (iii) Jay Greenwald untimely filed three reports on Form 4, reporting three late transactions; and (iv) Paul Novelly untimely filed a Form 3 and Form 5. These individuals were executive officers, directors and/or beneficial owners of more than 10% of the Common Stock of the Company during the fiscal year ended November 30, 1999. To the best of the Company's knowledge, all other Forms 3, 4 and 5 required to be filed during the fiscal year ended November 30, 1999 were done so on a timely basis.

EXECUTIVE COMPENSATION

     The following table sets forth the Company's executive compensation paid during the three fiscal years ended November 30, 1999, 1998 and 1997 for the Chief Executive Officer and the Company's most highly compensated executive officers of the Company (other than the Chief Executive Officer) whose cash compensation for the fiscal year ended November 30, 1999 exceeded $100,000 (the "Named Officers").

                           SUMMARY COMPENSATION TABLE

                                                                           LONG TERM COMPENSATION
                                                                ---------------------------------------------
                          ANNUAL COMPENSATION                           AWARDS                 PAYOUTS
                       --------------------------               ----------------------   --------------------
(A)                    (B)      (C)        (D)         (E)         (F)          (G)                    (I)
                                                      OTHER     RESTRICTED                 (H)         ALL
                                                     ANNUAL       STOCK                    PLAN       OTHER
                               SALARY     BONUS     COMPENSA-     AWARDS      OPTIONS    PAYOUTS    COMPENS-
 NAME AND PRINCIPAL    YEAR     ($)        ($)       TION($)       ($)          (#)        ($)      ATION($)
 OSITION-----------    ----   --------   --------   ---------   ----------   ---------   --------   ---------
Jeffrey L.             1999   $362,000   $100,000      0           0                 0      0          0
  Schwartz...........
  Chief Executive      1998   $453,750          0      0           0             8,750(2)    0         0
  Officer              1997   $412,500   $418,347      0           0           128,495      0          0
Jay Greenwald........  1999   $362,000   $100,000      0           0                 0      0          0
  President and        1998   $453,750          0      0           0             8,750(2)    0         0
  Chief Operating      1997   $412,500   $418,346      0           0           128,495      0          0
  Officer
Andrew Stollman......  1999   $266,000   $100,000      0           0                 0      0          0
  Executive Vice       1998   $302,500          0      0           0             8,750(2)    0         0
  President and                                                                 96,260      0          0
  Secretary            1997   $243,750   $418,346      0           0                 0      0          0
Daniel Harvey (1)....  1999   $155,800   $ 20,000      0           0                 0      0          0
  Chief Financial      1998   $127,000   $ 50,000      0           0             7,729(3)    0         0
  Officer              1997   $111,000   $ 25,000      0           0                 0      0          0

---------------
(1) Mr. Harvey was first appointed the Company's Chief Financial Officer in January 1997. Prior to that time, Mr. Harvey was not employed as an executive officer of the Company.

(2) Represents shares underlying options issued in exchange for the surrender of options to purchase 25,000 shares pursuant to the Company's 1998 Option Exchange.

(3) Represents shares underlying options issued in exchange for the surrender of options to purchase 26,000 shares pursuant to the Company's 1998 Option Exchange.

     The following table sets forth certain information regarding options exercisable during the fiscal year ended November 30, 1999 and the value of the options held as of November 30, 1999 by the Named Officers.

                                NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                               UNDERLYING UNEXERCISED                IN-THE-MONEY
                                 OPTIONS AT FISCAL                OPTIONS AT FISCAL
                                    YEAR END (#)                    YEAR END(1)($)
                           ------------------------------   ------------------------------
NAME                       EXERCISABLE      UNEXERCISABLE   EXERCISABLE      UNEXERCISABLE
----                       -----------      -------------   -----------      -------------
Jeffrey L. Schwartz......     8,750                          $ 36,641
                             85,664            42,831         342,656          $171,324
Jay Greenwald............     8,750                            36,641
                             85,664            42,831         342,656           171,324
Andrew Stollman..........     8,750                            36,641
                             64,174            32,086         256,696           128,344
Daniel Harvey............     7,585               145          31,763               608

---------------
(1) The product of (x) the difference between $5.9375 (the closing price of the Company's Common Stock at November 30, 1999, as reported by Nasdaq) and the exercise price of the unexercised options, multiplied by (y) the number of unexercised options.

EMPLOYMENT AGREEMENTS

     The employment agreements between the Company and each of Jeffrey L. Schwartz, Jay Greenwald and Andrew Stollman expired on November 30, 1998. Each of such individuals have agreed to continue to work for the Company as employees-at-will until such time as the Board of Directors has had an opportunity to discuss and approve a compensation package for inclusion in written employment agreements between the Company and such individuals. The Company and Messrs. Schwartz, Greenwald and Stollman have agreed that each of such individuals are entitled to receive compensation for their services rendered of $400,000, $400,000 and $302,500 per annum, respectively, until such time as written employment agreements between the Company and such individuals have been executed. Notwithstanding the foregoing, Messrs. Schwartz, Greenwald and Stollman voluntarily elected to receive compensation during the fiscal year ended November 30, 1999 of $362,000, $362,000 and $266,000, respectively.

BOARD COMPENSATION

     As a result of the Company's policy to compensate non-employee directors for their services, the Company's Second Amended and Restated 1996 Stock Option Plan (the "Plan") provides for an automatic one-time grant to all non-employee directors of options to purchase 25,000 shares of Common Stock and for additional automatic quarterly grants of options to purchase 6,250 shares of Common Stock. The exercise prices for all of such non-employee director options are the market value of the Common Stock on their date of grant.

COMPENSATION COMMITTEE INTERLOCK AND INSIDER PARTICIPATION

     The Compensation Committee of the Company's Board of Directors from December 1, 1998 through November 3, 1999 consisted of Mark Gutterman and Murray
L. Skala. See "Certain Relationships and Related Transactions." On November 3, 1999, Mr. Gutterman resigned from the Company's Board of Directors and the Committees thereof for which he was a member (including the Compensation Committee). Mr. Gutterman's replacement on the Board and the Committees to which he was a member was Lawrence Burstein.

                           TOTAL SHAREHOLDER RETURNS
[LINE GRAPH]

                                                         QUINTEL
                                                     COMMUNICATIONS,
                                                          INC.                     NASDAQ U.S.                 PEER GROUP
                                                     ---------------               -----------                 ----------
05 Dec 95                                                100.00                      100.00                      100.00
Nov 96                                                   152.50                      121.65                      169.46
Nov 97                                                   115.00                      151.53                      140.53
Nov 98                                                    31.88                      185.84                      131.93
Nov 99                                                   118.76                      319.97                      150.85

                            ANNUAL RETURN PERCENTAGE

                                                                         YEARS ENDED
                                                        ---------------------------------------------
                 COMPANY NAME/ INDEX                    NOV 96       NOV 97       NOV 98       NOV 99
                 -------------------                    ------       ------       ------       ------
QUINTEL COMMUNICATIONS, INC...........................  52.50        (24.59)      (72.28)      272.52
NASDAQ U.S. INDEX.....................................  21.85         24.57        22.64        72.17
PEER GROUP (SIC 7389 -- Business Services Not
  Elsewhere Classified................................  69.46        (17.07)       (6.12)       14.34

                                INDEXED RETURNS

                                             BASE                           YEARS ENDED
                                            PERIOD         ---------------------------------------------
           COMPANY NAME/ INDEX             05 DEC 95       NOV 96       NOV 97       NOV 98       NOV 99
           -------------------             ---------       ------       ------       ------       ------
QUINTEL COMMUNICATIONS, INC..............     100          152.50       115.00        31.88       118.76
NASDAQ U.S. INDEX........................     100          121.65       151.53       185.84       319.97
PEER GROUP (SIC 7389 -- Business Services
  Not Elsewhere Classified...............     100          169.46       140.53       131.93       150.85

     The Company's Common Stock commenced trading on the Nasdaq National Market on December 5, 1995 at a price of $5.00 per share. Total returns presented above assume $100.00 invested on December 5, 1995 in the Company's Common Stock, the Nasdaq U.S. Companies Index and the SIC Code 7389 Peer Group Companies.

                         COMPENSATION COMMITTEE REPORT

  Executive Compensation Philosophy

     The Company's executive compensation program is designed to align executive compensation with financial performance, business strategies and Company values and objectives. This program seeks to enhance the profitability of the Company, and thereby enhance stockholder value, by linking the financial interests of the Company's executives with those of the stockholders. Under the guidance of the Company's Compensation Committee of the Board of Directors, the Company has developed and implemented an executive compensation program to achieve these objectives while providing executives with compensation opportunities that are competitive with companies of comparable size in related industries.

     In applying this philosophy, the Compensation Committee has established a program to (i) attract and retain executives of outstanding abilities who are critical to the long-term success of the Company, and (ii) reward executives for long-term strategic management and the enhancement of stockholder value by providing equity ownership in the Company. Through these objectives, the Company integrates its compensation programs with its annual and long-term strategic planning.

  Executive Compensation Program

     The Compensation Committee approves the executive compensation program on an annual basis, including specified levels of compensation for all executive officers. The Company's executive compensation program has been designed to implement the objectives described above and is comprised of the following fundamental elements:

     - base salary and bonuses that are determined by individual contributions and sustained performance within an established competitive salary range.

     - incentive programs that reward executives when stockholder value is created through an increase in the market value of the Company's Common Stock or through significant performance achievements that enhance the long-term success of the Company.

     Each of these elements of compensation is discussed below.

     Salary and Bonus. Initial salary and bonus levels for the Company's executive officers are determined based primarily on historical compensation levels of the executive officers at other companies within its industry. Salaries for executive officers are reviewed by, and the amount of bonuses to be granted are determined by, the Compensation Committee of the Board of Directors of the Company, on an annual basis. In determining salary adjustments and annual grants of bonuses, the Compensation Committee considers individual performance and contributions to the Company, as well as overall adjustments of salaries and grants of bonuses to executive officers of other companies within the industry.

     Incentive Compensation. The Company's incentive compensation program is primarily implemented through the grant of stock options. This program is intended to align executive interests with the long-term interests of stockholders by linking executive compensation with stockholder value enhancement. In addition, the program motivates executives to improve long-term stock market performance by allowing them to develop and maintain a significant, long-term equity ownership position in the Company's Common Stock. Stock options are granted at prevailing market rates and will only have value if the Company's stock price increases in the future. The Compensation Committee recommends to the Stock Option Committee the number of shares to be issued pursuant to option grants made to the Company's executive officers, based on individual accomplishments and contributions to the Company. The Compensation Committee also considers the number and value of options held by each executive officer that will vest in the future.

  Chief Executive Officer Compensation

     The Compensation Committee evaluates the performance of the Chief Executive Officer on an annual basis and reports its assessment to the outside members of the Board of Directors. The Compensation Committee's assessment of the Chief Executive Officer is based on a number of factors, including the following: achievement of short and long term financial targets and objectives, considering factors such as sales and earnings per share; Company position within the industry in which it competes, including market share; overall economic climate; individual contribution to the Company; and such other factors as the Compensation Committee may deem appropriate. In determining recommendations for any changes to Mr. Schwartz' compensation package, including the granting of any bonuses, options or warrants, or salary adjustments, the Compensation Committee will consider the foregoing factors.

     Mr. Schwartz's compensation is no longer governed by the terms of a written employment agreement, which expired in November 1998 (see "Employment Agreements"). The Company and Mr. Schwartz agreed (and the Compensation Committee approved) that his compensation for services rendered on the Company's behalf would be $400,000 per annum. Nevertheless, Mr. Schwartz voluntarily elected to receive compensation during the fiscal year ended November 30, 1999 of $362,000.

                                          COMPENSATION COMMITTEE

                                          Lawrence Burstein
                                          Murray L. Skala

                       RATIFICATION OF THE APPOINTMENT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
                                (PROPOSAL NO. 2)

     Upon the recommendation of the Audit Committee of the Board of Directors, none of whose members are officers of the Company, the Board of Directors of the Company has selected the firm of PricewaterhouseCoopers LLP, independent certified public accountants, as the principal independent auditors of the Company for the fiscal year ending November 30, 2000, subject to ratification by the stockholders. PricewaterhouseCoopers LLP and its predecessor, Coopers & Lybrand LLP, served as the Company's independent auditors since its inception. If the appointment of the firm of PricewaterhouseCoopers LLP is not approved or if that firm shall decline to act or their employment is otherwise discontinued, the Board of Directors will appoint other independent auditors. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have the opportunity to make a brief statement at the Annual Meeting, if they so desire, and will be available to answer appropriate questions from Stockholders.

                           ADOPTION OF THE COMPANY'S
                           THIRD AMENDED AND RESTATED
                             1996 STOCK OPTION PLAN
                                (PROPOSAL NO. 3)

     The Board of Directors has unanimously adopted, subject to stockholder approval, a Third Amended and Restated 1996 Stock Option Plan (the "Third Amended Plan"), which amends certain aspects of the Second Amended and Restated 1996 Stock Option Plan (the "Second Amended Plan"), which was adopted by the Company's stockholders and directors on September 21, 1999. If approved by the stockholders of the Company, the Third Amended Plan would increase the number of shares of the Company's Common Stock available under the Second Amended Plan from 2,850,000 shares to 4,850,000 shares. The Company believes the increase in the number of shares underlying the options available for grant under the Third Amended Plan will advance the interests of the Company by encouraging and enabling a greater number of employees, consultants, advisors and directors to acquire proprietary interests in the Company, thereby providing the participating employees, consultants, advisors and directors with an additional incentive to promote the success of the Company.

     The above-described amendment was unanimously approved by the Company's Board of Directors on July 6, 2000, subject to stockholder approval.

     The Third Amended Plan is summarized below. The full text of the Third Amended Plan is set forth in Appendix B to this Proxy Statement, and the following discussion is qualified by reference thereto.

  Administration and Eligibility

     The Third Amended Plan provides for the grant of stock options to officers, directors, eligible employees, consultants and advisors of the Company. The maximum number of shares of Common Stock available for issuance under the Second Amended Plan is 2,850,000 shares, which the Company proposes to expand to 4,850,000 shares under the Third Amended Plan. Under the Third Amended Plan, the Company may grant incentive stock options or options not intended to qualify as incentive stock options (together, the "Options").

     The Third Amended Plan provides for the granting of (i) Incentive Stock Options intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986 (the "Code") to the Company's eligible employees and (ii) Nonstatutory Stock Options which are not to be treated as incentive stock options to the Company's directors, eligible employees, consultants or advisors.

     The Third Amended Plan is to be administered by the Board of Directors or the Stock Option Committee (the "Committee"). Any construction or interpretation of terms and provisions of the Third Amended Plan by the Board or Committee are final and conclusive. The class of persons which shall be eligible to receive discretionary grants of Options under the Third Amended

Plan shall be employees (including officers), consultants or advisors of either the Company or any subsidiary corporation of the Company. Employees shall be entitled to receive Incentive Stock Options and Nonstatutory Stock Options. Consultants and advisors shall be entitled only to receive Nonstatutory Stock Options. The Board or the Committee, in their sole discretion, but subject to the provisions of the Third Amended Plan, will determine the employees, consultants or advisors of the Company or its subsidiary corporations to whom Options shall be granted and the number of shares to be covered by each Option taking into account the nature of the employment or services rendered by the individuals being considered, their annual compensation, their present and potential contributions to the success of the Company and such other factors as the Board or Committee may deem relevant.

     On the date any person first becomes a Director of the Company during the term of the Third Amended Plan, and such person is not an employee of the Company, such person will automatically be granted, without further action by the Board or Committee, a one-time grant of an option to purchase 25,000 shares of the Company's Common Stock.

     On the first day of each calendar quarter during the term of the Third Amended Plan, directors who are not employees of the Company then serving in such capacity, are each to be automatically granted, without further action by the Board or Committee, an Option to purchase 6,250 shares of the Company's Common Stock.

     Under the Third Amended Plan, directors who are not employees of the Company may only be granted Nonstatutory Stock Options. Such individuals include attorneys, accountants, consultants and advisors of the Company who, in addition to providing services in such capacities, also serve as directors of the Company.

     No Incentive Stock Option granted under the Third Amended Plan will be exercisable after the expiration of ten (10) years from the date of its grant. However, if an Incentive Stock Option is granted to an individual who owns, at the time the Incentive Stock Option is granted, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of a subsidiary corporation of the Company, such Incentive Stock Option will not be exercisable after the expiration of five (5) years from the date of its grant.

     The exercise price of the Nonstatutory Stock Options granted to directors who are not employees of the Company will be the "fair market value" (as defined pursuant to the Third Amended Plan) of the Company's Common Stock on the date such options are granted. The exercise price of all other Nonstatutory Stock Options granted under the Third Amended Plan are determined by the Board or Committee at the time of the grant of the Option.

     A Nonstatutory Stock Option granted to directors who are not employees of the Company will vest entirely on the date granted and will be exercisable for a period of ten (10) years. All other Nonstatutory Stock Options granted under the Third Amended Plan may be of such duration as shall be determined by the Board or Committee (not to exceed 10 years).

     If the employment of an employee by the Company or any subsidiary of the Company will be terminated either voluntarily by the employee or for cause, then such employee's Options will immediately expire. If such employment or services will terminate for any other reason, then such Options may be exercised at any time within three (3) months after such termination. The retirement of an individual either pursuant to a pension or retirement plan adopted by the Company or at the normal retirement date prescribed from time to time by the Company will be deemed to be termination of such individual's employment other than voluntarily or for cause.

     If the holder of any Options under the Third Amended Plan dies (i) while employed by the Company or a subsidiary of the Company, or (ii) within three (3) months after the termination of his employment or services other than voluntarily by the employee or for cause, then such Options may be exercised by the estate of such employee or by a person who acquired the right to exercise such Options by bequest or inheritance or by reason of the death of such employee at any time within one (1) year after such death.

     If the holder of any Options under the Third Amended Plan ceases employment because of permanent and total disability (within the meaning of Section 22(e)(3) of the Code) while employed by the Company or a subsidiary of the Company, then such Options may be exercised at any time within one (1) year after his termination of employment due to such disability.

     If the services of a director who is not an employee of the Company will be terminated by the Company for cause, then his Options will immediately expire. If such services terminate for any other reason (including the death or disability of a director who is not an employee of the Company), he resigns as a director of the Company or his term expires, then such Options may be exercised at any time within one (1) year after such termination. In the event of the death of a director who is not an employee of the Company, his Options may be exercised by his estate or by a person who acquired the right to exercise such Options by bequest or inheritance or by reason of the death of such director at any time within one (1) year after such death.

     Upon the death of any consultant or advisor to the Company or any of its subsidiaries, who is granted any Options under the Third Amended Plan, such Options may be exercised by the estate of such person or by a person who acquired the right to exercise such Options by bequest or inheritance or by reason of the death of such person at any time within one (1) year after such death.

     Options granted under the Third Amended Plan may provide for the payment of the exercise price by the delivery of a check to the order of the Company in an amount equal to the exercise price, by delivery to the Company of shares of Common Stock of the Company already owned by the optionee having a fair market value equal in amount to the exercise price of the options being exercised, or by any combination of such methods of payment.

     All options are nontransferable other than by will or the laws of descent and distribution or pursuant to a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder.

     There are presently 23 employees and three (3) directors who are not employees of the Company who are eligible for participation in the Third Amended Plan. The Company cannot presently approximate the number of consultants and/or advisors who will be eligible to receive Options under the Third Amended Plan.

ADJUSTMENTS UPON CHANGES IN THE COMPANY'S CAPITALIZATION

     In the event that the outstanding Common Stock of the Company is changed by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, stock dividends or the like, an appropriate adjustment will be made by the Board or Committee in the aggregate number of shares available under the Third Amended Plan and in the number of shares and option price per share subject to outstanding Options.

     If the Company is reorganized, consolidated or merged with or into another corporation, or if all or substantially all of the assets of the Company are sold or exchanged, the holder of an Option (an "Optionee") will be entitled to receive for those shares underlying the Option, upon payment of the option price for such Option, such consideration (including, without limitation, securities of such corporation with or into which the Company will have been merged or consolidated, cash or other property) as such Optionee would have received had such Optionee, immediately prior to any recapitalization, merger, consolidation or sale or exchange of assets, exercised his Option and paid for and received the number of shares underlying his Option; provided, however, that in such event the Board or Committee will have the discretionary power to take any action necessary or appropriate to prevent any Incentive Stock Option granted pursuant to the Third Amended Plan from being disqualified as an "incentive stock option" under the then existing provisions of the Code or any law amendatory thereof or supplemental thereto.

AMENDMENT AND TERMINATION OF THE THIRD AMENDED PLAN

     The Third Amended Plan will terminate on September 25, 2006, which is within ten (10) years from the date of the adoption of the original 1996 Stock Option Plan by the stockholders of the Company, or sooner as hereinafter provided, and no Option shall be granted after termination of the Third Amended Plan.

     The Third Amended Plan may from time to time be terminated, modified or amended by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company present in person or by proxy at a meeting of stockholders of the Company convened for such purpose.

     The Board of Directors may at any time, on or before the termination date of the Third Amended Plan, terminate the Third Amended Plan, or from time to time make such modifications or amendments to the Third Amended Plan as it may deem advisable; provided, however, that the Board of Directors shall not, without approval by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company present in person or by proxy at a meeting of stockholders of the Company convened for such purpose, increase the maximum number of shares as to which Incentive Stock Options may be granted or change the designation of the employees or other persons, or class of employees or other persons eligible to receive Options.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the federal income tax treatment of Incentive Stock Options and Nonstatutory Stock Options. The tax consequences recognized by an Optionee may vary; therefore, an Optionee should consult his or her tax advisor for advice concerning any specific transaction.

     Incentive Stock Options. No taxable income will be recognized by an Optionee upon the grant or exercise of an Incentive Stock Option granted under the Third Amended Plan. The difference between the exercise price and the fair market value of the stock on the date of exercise will be included in alternative minimum taxable income for purposes of the alternative minimum tax. The alternative minimum tax is imposed upon an individual's alternative minimum taxable income at rates of 26% to 28%, but only to the extent that such tax exceeds the taxpayer's regular income tax liability for the taxable year.

     Generally, if an Optionee holds shares acquired upon the exercise of Incentive Stock Options until the later of (i) two years form the date of grant of the option and (ii) one year from the date of transfer of the purchased shares to him or her (the "Statutory Holding Period"), any gain recognized by the Optionee on a sale of such shares will be treated as capital gain. The gain recognized upon the sale of the stock is the difference between the option price and the sale price of the stock. The net federal income tax effect on the holder of incentive stock options is to defer, until the stock is sold, taxation of any increase in the stock's value from the time of grant to the time of exercise, and to treat such increase as capital gain.

     If the optionee sells the shares prior to the expiration of the Statutory Holding Period, he or she will realize taxable income at ordinary income tax rates in an amount equal to the lesser of (i) the fair market value of the shares on the date of exercise less the option price, or (ii) the amount realized on the disposition of the stock less the option price, and the Company will receive a corresponding business expense deduction. However, special rules may apply to options held by persons required to file reports under Section 16 of the Exchange Act. The amount by which the proceeds of the sale exceed the fair market value of the shares on the date of exercise will be treated as long-term capital gain if the shares are held for more than one year prior to the sale and as short-term capital gain if the shares are held for a shorter period. If an Optionee sells the shares acquired upon exercise of an option at a price less than the option price, he or she will recognize a capital loss equal to the difference between the sale price and the option price. The loss will be long-term capital loss if the shares are held for more than one year prior to the sale and a short-term capital loss if the shares are held for a shorter period.

     Nonstatutory Stock Options. No taxable income is recognized by the optionee upon the grant of a Nonstatutory Option. The Optionee must recognize as ordinary income in the year in which the option is exercised the amount by which the fair market value of the purchased shares on the date of exercise exceeds the option price. However, special rules may apply to options held by persons required to file reports under

Section 16 of the Exchange Act. The Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the Optionee, subject to Section 162(m) of the Code. Any additional gain or any loss recognized upon the subsequent disposition of the purchased shares will be a capital gain or loss, and will be a long-term gain or loss if the shares are held for more than one year.

                               NEW PLAN BENEFITS

     Because the value of the options to be granted under the Third Amended Plan are based upon the fluctuating market price of the Company's Common Stock, the Company cannot presently determine the benefits to be received by any particular individual or particular group of individuals for such options under the Third Amended Plan. The following table, however, sets forth the benefits (losses) that would have been received in 1999 by the Named Officers, all executive officers as a group, non-executive officer directors as a group and non-executive officer employees as a group, as if the Third Amended Plan had been in effect during 1999.

                                                                THE THIRD AMENDED PLAN(1)(2)
                                                              --------------------------------
                                                                    DOLLAR           NUMBER OF
NAME AND POSITION                                                  VALUE($)           SHARES
-----------------                                             -------------------    ---------
Jeffrey L. Schwartz.........................................           *                *
Jay Greenwald...............................................           *                *
Andrew Stollman.............................................           *                *
Daniel Harvey...............................................           *                *
Executive Officer Group.....................................           *                *
Non-Executive Officer Director Group (3 Persons)(2).........
  January 1, 1999...........................................  $ 1.875 per share(3)    18,750
  April 1, 1999.............................................  $ 0.875 per share(3)    18,750
  July 1, 1999..............................................  $  1.50 per share(3)    18,750
  October 1, 1999...........................................  $1.8125 per share(3)    18,750
Non-Executive Officer Employee Group........................           *                *

---------------

 * The Third Amended Plan provides for the automatic granting of Options only to directors who are not employees of the Company. Such individuals would receive, subject to stockholder approval of the Third Amended Plan, options to purchase 6,250 shares of Common Stock on the first day of each calendar quarter the Third Amended Plan is in effect. Grants of Options under the Third Amended Plan to all other groups, including executive officers and non-executive officer employees, may include Incentive Stock Options, the granting of which are discretionary and not determinable as to amount or dollar value as of the date of this Proxy Statement.

(1) Subject to shareholder approval of the Third Amended Plan.

(2) The information provided represents the benefits (losses) that would have been received in 1999 as if the Third Amended Plan had been in effect during 1999.

(3) Represents what the exercise prices of the Options would have been upon their grant, which is equal to the closing price of the Company's Common Stock on the Nasdaq National Market on the date the Options would have been granted, had the Third Amended Plan been in effect during 1999.

                      AUTHORIZATION TO CHANGE THE NAME OF
           THE COMPANY FROM QUINTEL COMMUNICATIONS, INC. TO D2B, INC.
                                (PROPOSAL NO. 4)

     Management has informed the Board of Directors that central to the Company's growth strategy is the shifting of its operations from the telecommunications industry to the e-commerce industry. Consistent therewith, management has recommended to the Board of Directors that the Company change its name from Quintel Communications, Inc. to D2B, Inc. Accordingly, the Board of Directors, on July 6, 2000, unanimously adopted a resolution, subject to shareholder approval, authorizing the amendment of the Company's Certificate of Incorporation to change the name of the Company to D2B, Inc.

                              BOARD RECOMMENDATION

     The Board of Directors believes that the approval of the foregoing four proposals is in the best interests of the Company and its stockholders and therefore recommends that the stockholders vote FOR such proposals.

                              2001 ANNUAL MEETING

     Proposals of stockholders intended to be presented at the 2001 Annual Meeting of Stockholders must be received by the Company at its executive offices in Pearl River, New York not later than May 15, 2001 for inclusion in the proxy statement for that meeting.

                                 OTHER MATTERS

     Management does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

     All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph, facsimile, mail and personal interviews, and the Company reserves the right to compensate outside agencies for the purpose of soliciting proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of shares held in their names and the Company will reimburse them for out-of-pocket expenses incurred on behalf of the Company.

                                          By Order of the Board of Directors,

                                                  /s/ ANDREW STOLLMAN
                                          --------------------------------------
                                                ANDREW STOLLMAN, Secretary

          , 2000

THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY VOTE THEIR SHARES PERSONALLY, EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                                                      APPENDIX A

                            AUDIT COMMITTEE CHARTER

ARTICLE I.  PURPOSE

     The purpose of the Audit Committee (the "Committee") is to provide assistance to the Board of Directors (the "Board") in fulfilling its oversight responsibilities. The Committee's primary responsibilities are to serve as an independent and objective party to:

     - Oversee and review the Corporation's auditing, accounting, and financial reporting processes;

     - Monitor and review that management has established and maintained processes to assure that an adequate system of internal control is functioning within the Corporation regarding accounting, finance, legal compliance and ethics;

     - Review and evaluate the Corporation's outside auditors; and

     - Provide for an open avenue of communication among the outside auditors, financial and senior management, and the Board.

     Consistent with these responsibilities, the Committee should encourage continuous improvement of, and should require adherence to, the Corporation's policies, procedures, and practices at all levels of corporate activity. The Committee will fulfill these responsibilities primarily by carrying out the activities enumerated in Article IV of this Charter

ARTICLE II.  RELATIONSHIP WITH OUTSIDE AUDITORS

     The Corporation's outside auditor is ultimately responsible to the Board and the Committee. Subject to an affirming vote of a plurality of stockholders, the Board has the ultimate authority and responsibility to select, evaluate, and replace the outside auditors.

     Management is responsible for preparing the Corporation's financial statements. The Corporation's outside auditors are responsible for auditing the financial statements. The activities of the Committee are in no way designed to supercede or alter these traditional responsibilities.

ARTICLE III.  COMPOSITION

     (a) The Committee shall consist of no fewer than three (3) directors.

     (b) Each member of the Committee must be an "independent director" within the meaning of Nasdaq Marketplace Rule 4200(a)(14). In particular, the Board shall determine that no member of the Committee has any relationship, which, in its opinion, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director or a member of the Committee. Notwithstanding the foregoing, one director who is not an independent director and is not a current employee or an immediate family member of a current employee, may serve on the Committee if the Board, under exceptional and limited circumstances, determines that his membership on the Committee is required by the best interests of the Company and its stockholders and the Board discloses in the next annual proxy statement subsequent to such determination, the nature of the relationship by which such director fails to be an independent director and the reasons for its determination.

     (c) Each member of the Committee must be able to read and understand fundamental financial statements, including balance sheet, income statement and cash flow statement, or become able to do so within a reasonable period of time after appointment to the Committee.

     (d) At least one member of the Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

     (e) The Board may designate one of the members of the Committee to be its chairman; if the Board does not do so, the Committee may designate one of its members to be its chairman.

     (f) Notwithstanding the foregoing, the Committee shall not be required to comply with clauses (a) through (e) of this Article III until such time as it is required to do so pursuant to federal or state law or in accordance with the Nasdaq Marketplace Rules (or the rules of the exchange upon which the Company's securities are then traded).

ARTICLE IV.  RESPONSIBILITIES AND DUTIES

     To fulfill its responsibilities and duties the Committee shall:

Documents/Reports Review

     1. Review and reassess, at least annually, the adequacy of this Charter, and to make recommendations to the Board, as conditions dictate, to update this Charter.

     2. Review with management and the independent accountants the Corporation's annual financial statements, including a discussion with the independent accountants of the matters required to be discussed by Statement of Auditing Standards No. 61 ("SAS No. 61").

     3. Review with management and the independent accountants the Corporation's Quarterly Report on Form 10-Q prior to its filing or prior to the release of earnings, including a discussion with the independent accountants of the matters to be discussed by SAS No. 61. The Chairperson of the Committee may represent the entire Committee for purposes of this review.

Independent Accountants

     4. Review the performance of the independent accountants and make recommendations to the Board regarding the appointment or termination of the independent accountants. The independent accountants are ultimately accountable to the Committee and the entire Board for such accountants' review of the financial statements and controls of the Corporation. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants' independence.

     5. Oversee independence of the accountants by:

          - receiving from the accountants, on a periodic basis, a formal written statement delineating all relationships between the accountants and the Corporation consistent with Independence Standards Board Standard 1 ("ISB No. 1");

          - reviewing, and actively discussing with the Board, if necessary, and the accountants, on a periodic basis, any disclosed relationships or services between the accountants and the Corporation or any other disclosed relationships or services that may impact the objectivity and independence of the accountants; and

          - recommending, if necessary, that the Board take certain action to satisfy itself of the auditor's independence.

     6. Based on the review and discussions referred to in Section 2 and 5 of this Article IV, shall determine whether to recommend to the Board that the Corporation's audited financial statements be included in the Corporation's Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

Financial Reporting Process

     7. In conjunction with the independent accountants, review the integrity of the Corporation's financial reporting processes, both internal and external.

     8. Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants or management.

     9. Establish regular systems of reporting to the Committee by each of management and the independent accountants regarding any significant judgments made in management's preparation of the financial statements and any significant difficulties encountered during the course of the pre-issuance review or audit, including any restrictions on the scope of the work or access to required information.

     10. Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

Legal Compliance/General

     11. Review with the Corporation's counsel, any legal matter that could have a significant impact on the Corporation's financial statements.

     12. Report through its Chairperson to the Board following meetings of the Committee.

     13. Maintain minutes or other records of meetings and activities of the Committee.

ARTICLE V.  MISCELLANEOUS

     The Committee may perform any other activities consistent with this charter, the corporation's charter and bylaws, and governing law as the committee or the Board deems necessary or appropriate.

                                                                      APPENDIX B

                          QUINTEL COMMUNICATIONS, INC.

               THIRD AMENDED AND RESTATED 1996 STOCK OPTION PLAN

     1. Purpose of the Plan. The Quintel Communications, Inc. Third Amended and Restated 1996 Stock Option Plan (the "Third Amended Plan") is intended to advance the interests of Quintel Communications, Inc. (the "Company") by inducing persons of outstanding ability and potential to join and remain with the Company, by encouraging and enabling employees to acquire proprietary interests in the Company, and by providing the participating employees with an additional incentive to promote the success of the Company. This is accomplished by providing for the granting of "Options" (which term as used herein includes both "Incentive Stock Options" and "Nonstatutory Stock Options," as later defined), to qualified employees. In addition, the Third Amended Plan also provides for the granting of "Nonstatutory Stock Options" to all Directors who are not employees of the Company, as consideration for their services and for attending meetings of the Board of Directors, and also provides for the granting of "Nonstatutory Stock Options" to consultants and advisors who provide services to the Company.

     2. Administration. The Third Amended Plan shall be administered by the Board of Directors (the "Board"), or by a committee (the "Committee") consisting of at least two (2) Directors chosen by the Board, each of which is a "Non-Employee Director," as such term is defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Except as herein specifically provided, the interpretation and construction by the Board or Committee of any provision of the Third Amended Plan or of any Option granted under it shall be final and conclusive. The receipt of Options by Directors, or any members of the Committee, shall not preclude their vote on any matters in connection with the administration or interpretation of the Third Amended Plan, except as otherwise provided by law.

     3. Shares Subject to the Third Amended Plan. The stock subject to grant under the Third Amended Plan shall be shares of the Company's common stock, $.001 par value (the "Common Stock"), whether authorized but unissued or held in the Company's treasury or shares purchased from stockholders expressly for use under the Third Amended Plan. The maximum number of shares of Common Stock which may be issued pursuant to Options granted under the Third Amended Plan shall not exceed Four Million Eight Hundred Fifty Thousand (4,850,000) shares, subject to adjustment in accordance with the provisions of Section 13 hereof. The Company shall at all times while the Third Amended Plan is in force reserve such number of shares of Common Stock as will be sufficient to satisfy the requirements of all outstanding Options granted under the Third Amended Plan. In the event any Option granted under the Third Amended Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject thereto shall again be available for Options under this Third Amended Plan.

     4. Stock Option Agreement. Each Option granted under the Third Amended Plan shall be authorized by the Board or Committee and shall be evidenced by a Stock Option Agreement which shall be executed by the Company and the person to whom such option is granted. The Stock Option Agreement shall specify the number of shares of Common Stock as to which any Option is granted, the period during which the Option is exercisable and the option price per share thereof.

     5. Discretionary Grant Participation. The class of persons which shall be eligible to receive discretionary grants of Options under the Third Amended Plan shall be all qualified employees (including officers) of either the Company or any subsidiary corporation of the Company and consultants and advisors who provide services to the Company or any subsidiary of the Company, other than in connection with the offer or sale of securities in a capital raising transaction. Employees shall be entitled to receive (i) Incentive Stock Options, as described in Section 7 hereafter, and (ii) Nonstatutory Stock Options, as described in Section 8 hereafter. Consultants and advisors shall be entitled only to receive Nonstatutory Stock Options. The Board or Committee, in its sole discretion, but subject to the provisions of the Third Amended Plan, shall determine the employees, consultants or advisors to whom Options shall be granted and the number of shares to be covered by each Option taking into account the nature of the employment or services rendered by the individuals being considered, their annual compensation, their present and potential contributions to the success of the Company and such other factors as the Board or Committee may deem relevant.

     6. Participation of Directors Who Are Not Employees of the Company

          (a) On the date any person who is not an employee of the Company first becomes a Director, such person shall automatically be granted, without further action by the Board or Committee, an option to purchase 25,000 shares of the Company's Common Stock.

          (b) On the first day of each calendar quarter during the term of the Third Amended Plan, Directors of the Company who are not employees of the Company then serving in such capacity, shall each be granted an Option to purchase 6,250 shares of the Company's Common Stock.

          (c) The option price of the shares subject to the Options set forth in Sections 6(a) and 6(b) hereof shall be the fair market value (as defined in Section 7(f) hereafter) of the Company's Common Stock on the date such Options are granted. All of such Options shall be Nonstatutory Stock Options, as described in Section 8 hereafter. The Options granted pursuant to this Section 6 shall vest entirely on the date they are granted and shall be exercisable for a period of ten (10) years.

          (d) Directors who are not employees of the Company include attorneys, accountants, consultants and advisors of the Company who, in addition to providing services in such capacity, serve as Directors of the Company.

     7. Incentive Stock Options. The Board or Committee may grant Options under the Third Amended Plan which are intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986 (the "Code") (such an Option referred to herein as an "Incentive Stock Option"), and which are subject to the following terms and conditions and any other terms and conditions as may at any time be required by Section 422 of the Code:

          (a) No Incentive Stock Option shall be granted to individuals other than qualified employees of the Company or of a subsidiary corporation of the Company.

          (b) Each Incentive Stock Option under the Third Amended Plan must be granted prior to September 25, 2006, which is within ten (10) years from the date the original 1996 Stock Option Plan was adopted by the shareholders of the Company.

          (c) The option price of the shares subject to any Incentive Stock Option shall not be less than the fair market value of the Common Stock at the time such Incentive Stock Option is granted; provided, however, if an Incentive Stock Option is granted to an individual who owns, at the time the Incentive Stock Option is granted, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of a subsidiary corporation of the Company, the option price of the shares subject to the Incentive Stock Option shall be at least one hundred ten percent (110%) of the fair market value of the Common Stock at the time the Incentive Stock Option is granted.

          (d) No Incentive Stock Option granted under the Third Amended Plan shall be exercisable after the expiration of ten (10) years from the date of its grant. However, if an Incentive Stock Option is granted to an individual who owns, at the time the Incentive Stock Option is granted, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of a subsidiary corporation of the Company, such Incentive Stock Option shall not be exercisable after the expiration of five (5) years from the date of its grant. Every Incentive Stock Option granted under the Third Amended Plan shall be subject to earlier termination as expressly provided in Section 11 hereof.

          (e) For purposes of determining stock ownership under this Section 7, the attribution rules of Section 424(d) of the Code shall apply.

          (f) For purposes of the Third Amended Plan, fair market value shall be determined by the Board or Committee and, if the Common Stock is listed on a national securities exchange or traded on the Over-the-Counter market, the fair market value shall be the closing price of the Common Stock on such exchange, or on the Over-the-Counter market as reported by the National Quotation Bureau, Incorporated, as the case may be, on the day on which the Option is granted or on the day on which a determination of fair market value is required under the Third Amended Plan, or, if there is no trading or closing price on that day, the closing price on the most recent day preceding the day for which such prices are available.

     8. Nonstatutory Stock Options. The Board or Committee may grant Options under the Third Amended Plan which are not intended to meet the requirements of
Section 422 of the Code, as well as Options which are intended to meet the requirements of Section 422 of the Code, but the terms of which provide that they will not be treated as Incentive Stock Options (referred to herein as a "Nonstatutory Stock Option"). Nonstatutory Stock Options which are not intended to meet these requirements shall be subject to the following terms and conditions:

          (a) A Nonstatutory Stock Option may be granted to any person eligible to receive an Option under the Third Amended Plan pursuant to Section 5 hereof.

          (b) Persons eligible to receive Nonstatutory Stock Options pursuant to
     Section 6 hereof are granted Options automatically under the Third Amended Plan, without any determination by the Board or Committee.

          (c) Subject to the price provisions of Section 6 hereof, the option price of the shares subject to a Nonstatutory Stock Option shall be determined by the Board or Committee, in its absolute discretion, at the time of the grant of the Nonstatutory Stock Option.

          (d) Subject to the provisions of Section 6 hereof, a Nonstatutory Stock Option granted under the Third Amended Plan may be of such duration as shall be determined by the Board or Committee (not to exceed 10 years), and shall be subject to earlier termination as expressly provided in
     Section 11 hereof.

     9. Rights of Option Holders. The holder of any Option granted under the Third Amended Plan shall have none of the rights of a stockholder with respect to the shares covered by his Option until such shares shall be issued to him upon the exercise of his Option.

     10. Transferability. No Option granted under the Third Amended Plan shall be transferable by the individual to whom it was granted otherwise than by will or the laws of decent and distribution, or pursuant to a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder and, during the lifetime of such individual, shall not be exercisable by any other person, but only by him.

     11. Termination of Employment or Death.

          (a) If the employment of an employee by the Company or any subsidiary of the Company shall be terminated voluntarily by the employee or for cause, then his Options shall expire forthwith. Except as provided in subsections (b) and (c) of this Section 11, if such employment or services shall terminate for any other reason, then such Options may be exercised at any time within three (3) months after such termination, subject to the provisions of subparagraph (f) of this Section 11. For purposes of the Third Amended Plan, the retirement of an individual either pursuant to a pension or retirement plan adopted by the Company or at the normal retirement date prescribed from time to time by the Company shall be deemed to be termination of such individual's employment other than voluntarily or for cause. For purposes of this subparagraph, an employee who leaves the employ of the Company to become an employee of a subsidiary corporation of the Company or a corporation (or subsidiary or parent corporation of the corporation) which has assumed the Option of the Company as a result of a corporate reorganization, shall not be considered to have terminated his employment.

          (b) If the holder of any Options under the Third Amended Plan dies (i) while employed by the Company or a subsidiary of the Company, or (ii) within three (3) months after the termination of his employment or services other than voluntarily by the employee or for cause, then such Options may, subject to the provisions of subparagraph (f) of this Section 11, be exercised by the estate of the employee or by a person who acquired the right to exercise such Options by bequest or inheritance or by reason of the death of such employee at any time within one (1) year after such death.

          (c) If the holder of any Options under the Third Amended Plan ceases employment because of permanent and total disability (within the meaning of Section 22(e)(3) of the Code) while employed by the Company or a subsidiary of the Company, then such Options may, subject to the provision of subparagraph (f) of this Section 11, be exercised at any time within one
     (1) year after his termination of employment due to this disability.

          (d) If the services of a Director who is not an employee of the Company shall be terminated by the Company for cause, then his Options shall expire forthwith. If such services shall terminate for any other reason (including the death or disability of such Director), he shall resign as a director of the Company or his term shall expire, then such Options may be exercised at any time within one (1) year after such termination, subject to the provisions of subparagraph (f) of this Section
     11. In the event of the death of a Director who is not an employee of the Company, his Options may be exercised by his estate or by a person who acquired the right to exercise such Options by bequest or inheritance or by reason of the death of such Director at any time within one (1) year after such death.

          (e) Upon the death of any consultant or advisor to the Company or any of its subsidiaries, who is granted any Options hereunder, such Options may, subject to the provisions of subparagraph (f) of this Section 11, be exercised by the estate of such person or by a person who acquired the right to exercise such Options by bequest or inheritance or by reason of the death of such person at any time within one (1) year after such death.

          (f) An Option may not be exercised pursuant to this Section 11 except to the extent that the holder was entitled to exercise the Option at the time of termination of employment, termination of directorship, or death, and in any event may not be exercised after the expiration of the Option.

          (g) For purposes of this Section 11, the employment relationship of an employee of the Company or of a subsidiary corporation of the Company will be treated as continuing intact while he is on military or sick leave or other bona fide leave of absence (such as temporary employment by the Government) if such leave does not exceed ninety (90) days, or, if longer, so long as his right to re-employment is guaranteed either by statute or by contract.

     12. Exercise of Options.

          (a) Unless otherwise provided in the Stock Option Agreement, any Option granted under the Third Amended Plan shall be exercisable in whole at any time, or in part from time to time, prior to expiration. The Board or Committee, in its absolute discretion, may provide in any Stock Option Agreement that the exercise of any Option granted under the Third Amended Plan shall be subject (i) to such condition or conditions as it may impose, including but not limited to, a condition that the holder thereof remain in the employ or service of the Company or a subsidiary corporation of the Company for such period or periods of time from the date of grant of the Option, as the Board or Committee, in its absolute discretion, shall determine; and (ii) to such limitations as it may impose, including, but not limited to, a limitation that the aggregate fair market value of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any employee during any calendar year (under all plans of the Company and its parent and subsidiary corporations) shall not exceed One Hundred Thousand Dollars ($100,000). In addition, in the event that under any Stock Option Agreement the aggregate fair market value of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any employee during any calendar year (under all plans of the Company and its parent and subsidiary corporations) exceeds One Hundred Thousand Dollars ($100,000), the Board or Committee may, when shares are transferred upon exercise of such Options, designate those shares which shall be treated as transferred upon exercise of an Incentive Stock Option and those shares which shall be treated as transferred upon exercise of a Nonstatutory Stock Option.

          (b) An Option granted under the Third Amended Plan shall be exercised by the delivery by the holder thereof to the Company at its principal office (attention of the Secretary) of written notice of the number of shares with respect to which the Option is being exercised. Such notice shall be accompanied by payment of the full option price of such shares, and payment of such option price shall be made by the holder's delivery of his check payable to the order of the Company; provided, however, that notwithstanding the foregoing provisions of this Section 12 or any other terms, provisions or conditions of the Third Amended Plan, at the written request of the Optionee and upon approval by the Board of Directors or the Committee, shares acquired pursuant to the exercise of any Option may be paid for in full at the time of exercise by the surrender of shares of Common Stock of the Company held by or for the account of the Optionee at the time of exercise to the extent permitted by subsection
     (c)(5) of Section 422 of the Code and, with respect to any person who is subject to the reporting requirements of Section 16(a) of the Exchange Act, to the extent permitted by Section 16(b) of the Exchange Act and the Rules of the Securities and Exchange Commission, without liability to the Company. In such case, the fair market value of the surrendered shares shall be determined by the Board or Committee as of the date of exercise in the same manner as such value is determined upon the grant of an Incentive Stock Option.

     13. Adjustment Upon Change in Capitalization.

          (a) In the event that the outstanding Common Stock of the Company is hereafter changed by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, stock dividends or the like, an appropriate adjustment shall be made by the Board or Committee in the aggregate number of shares available under the Third Amended Plan and in the number of shares and option price per share subject to outstanding Options.

          (b) In the event of the recapitalization, merger or consolidation of the Company with or into another corporation or a sale or exchange of all or substantially all of the Company's assets, the holder of an Option (an "Optionee") shall be entitled to receive upon payment of the Exercise Price such securities or other property of such other corporation with or into which the Company shall have been merged or consolidated, or the cash or other property paid upon the sale or exchange of all or substantially all of the Company's assets, as the Optionee would have received if he had immediately prior to such recapitalization, merger, consolidation or sale or exchange of assets exercised his Option in full, whether or not then vested, and paid for and received the Common Stock; provided, however, that in such event the Board or Committee shall have the discretionary power to take any action necessary or appropriate to prevent any Incentive Stock Option granted hereunder from being disqualified as an "incentive stock option" under the then existing provisions of the Code or any law amendatory thereof or supplemental thereto.

          (c) Any adjustment in the number of shares shall apply proportionately to only the unexercised portion of the Option granted hereunder. If fractions of a share would result from any such adjustment, the adjustment shall be revised to the next lower whole number of shares.

     14. Further Conditions of Exercise.

          (a) Unless prior to the exercise of the Option the shares issuable upon such exercise have been registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), the notice of exercise shall be accompanied by a representation or agreement of the individual exercising the Option to the Company to the effect that such shares are being acquired for investment and not with a view to the resale or distribution thereof or such other documentation as may be required by the Company unless in the opinion of counsel to the Company such representation, agreement or documentation is not necessary to comply with the Securities Act.

          (b) The Company shall not be obligated to deliver any Common Stock until it has been listed on each securities exchange on which the Common Stock may then be listed or until there has been qualification under or compliance with such state or federal laws, rules or regulations as the Company may deem applicable. The Company shall use reasonable efforts to obtain such listing, qualifications and compliance.

     15. Effectiveness of the Plan. The Company's 1996 Stock Option Plan was originally adopted by the Board of Directors on August 1, 1996 and approved by the affirmative vote of a majority of the outstanding shares of capital stock of the Company on September 25, 1996. The Amended Plan was adopted by the Board of Directors on June 24, 1997 and approved by the affirmative vote of a majority of the outstanding shares of capital stock of the Company on August 25, 1997. The Second Amended Plan was adopted by the Board of Directors on July 20, 1999 and approved by the affirmative vote of a majority of the outstanding shares of capital stock of the Company on September 21, 1999. The Third Amended Plan was adopted by the Board of Directors on July 6, 2000 and approved by the affirmative vote of a majority of the outstanding shares of capital stock of the Company on September 12, 2000.

     16. Termination, Modification and Amendment.

          (a) The Third Amended Plan (but not Options previously granted under the Third Amended Plan) shall terminate on September 25, 2006, which is within ten (10) years from the date of the adoption of the original 1996 Stock Option Plan by the shareholders of the Company, or sooner as hereinafter provided, and no Option shall be granted after termination of the Third Amended Plan.

          (b) The Third Amended Plan may from time to time be terminated, modified or amended by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company present in person or by proxy at a meeting of stockholders of the Company convened for such purpose.

          (c) The Board of Directors may at any time, on or before the termination date referred to in Section 16(a) hereof, terminate the Third Amended Plan, or from time to time make such modifications or amendments to the Third Amended Plan as it may deem advisable; provided, however, that the Board of Directors shall not, without approval by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company present in person or by proxy at a meeting of stockholders of the Company convened for such purpose, increase (except as provided by Section 13 hereof) the maximum number of shares as to which Incentive Stock Options may be granted or change the designation of the employees or class of employees eligible to receive Options.

          (d) No termination, modification or amendment of the Third Amended Plan, may without the consent of the individual to whom an Option shall have been previously granted, adversely affect the rights conferred by such Option.

     17. Not a Contract of Employment. Nothing contained in the Third Amended Plan or in any Stock Option Agreement executed pursuant hereto shall be deemed to confer upon any individual to whom an Option is or may be granted hereunder any right to remain in the employ or service of the Company or a subsidiary corporation of the Company.

     18. Use of Proceeds. The proceeds from the sale of shares pursuant to Options granted under the Third Amended Plan shall constitute general funds of the Company.

     19. Indemnification of Board of Directors or Committee. In addition to such other rights of indemnification as they may have, the members of the Board of Directors or the Committee, as the case may be, shall be indemnified by the Company to the extent permitted under applicable law against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Third Amended Plan or any rights granted thereunder and against all amounts paid by them in settlement thereof or paid by them in satisfaction of a judgment of any such action, suit or proceeding, except a judgment based upon a finding of bad faith. Upon the institution of any such action, suit or proceeding, the member or members of the Board of Directors or the Committee, as the case may be, shall notify the Company in writing, giving the Company an opportunity at its own cost to defend the same before such member or members undertake to defend the same on their own behalf.

     20. Definitions. For purposes of the Third Amended Plan, the terms "parent corporation" and "subsidiary corporation" shall have the same meanings as set forth in Sections 424(e) and 424(f) of the Code, respectively, and the masculine shall include the feminine and the neuter as the context requires.

     21. Governing Law. The Third Amended Plan shall be governed by, and all questions arising hereunder shall be determined in accordance with, the law of the State of New York.

     Proxy for Annual Meeting of Shareholders to be held September 12, 2000

                          QUINTEL COMMUNICATIONS, INC.

Know all men by these presents, that the undersigned hereby constitutes and appoints Jeffrey L. Schwartz and Andrew Stollman and each of them, the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, to represent and vote with respect to all of the shares of the common stock of Quintel Communications, Inc., standing in the name of the undersigned at the close of business on July 27, 2000, at the Annual Meeting of Shareholders of the Company to be held on September 12, 2000 at the Company's Executive Offices, One Blue Hill Plaza, Pearl River, New York, 9:30 a.m. local time, and at any and all adjournments thereof, with all the powers that the undersigned would possess if personally present, and especially (but without limiting the general authorization and power hereby given) to vote as follows.

         This proxy is solicited by the Board of Directors of the Company.

                 (Continued and to be signed on the reverse side.)

[X]  Please mark
     your votes as this example

1. Election of    For    Against     Nominees are:
   Directors      [ ]     [  ]       Jeffrey L. Schwartz, Jay
                                     Greenwald, Andrew Stollman,
                                     Murray L. Skala, Edwin A.
                                     Levy and Lawrence Burstein


                                                         For   Against   Abstain

2. Approval of appointment of PricewaterhouseCoopers     [ ]     [ ]       [ ]
   LLP as the Company's auditors.



3. Approval of the Company's Third Amended and           [ ]     [ ]       [ ]
   Restated 1996 Stock Option Plan as to which options may be granted to the Company's employees and others for 4,850,000 shares.

4. Approval to amend the Company's Certificate           [ ]     [ ]       [ ]
   of Incorporation, changing the name of
   the Company from Quintel Communications,
   Inc. to D2B, Inc.

5. In their discretion upon such other measures          [ ]     [ ]       [ ]
   as may properly come before the meeting, hereby ratifying and confirming all that said proxy may lawfully do or cause to be done by virtue hereof and hereby revoking all proxies heretofore given by the undersigned to vote at said meeting or any adjournment thereof.


(Instruction: to withhold authority to vote fore any individual nominee, write that nominee, write that nominee's name in the space provided below.)


------------------------------------------------

The shares represented by this proxy will be voted in the manner indicated, and if no instructions to the contrary are indicated, will be voted FOR all proposals listed above. Number of shares owned by undersigned _________________.


Signature(s):                             Date:
             ----------------------------      -----------------------

Signature(s):                             Date:
             ----------------------------      -----------------------


IMPORTANT: Please sign exactly as your names are printed here. Executors, administrators, trustees and other persons signing in a representative capacity should give full title.